EXHIBIT 32

CERTIFICATION

Pursuant to 18 U.S.C. 1350 as adopted by
Section 906 of the Sarbanes-Oxley Act of 2002

Each of the undersigned, Shaun E. McAlmont, Chief Executive Officer of Lincoln Educational Services Corporation (the “Company”), and Brian Meyers, Acting Principal Financial Officer of the Company, has executed this certification in connection with the filing with the Securities and Exchange Commission of the Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2014 (the “Report”).

           Each of the undersigned hereby certifies that, to his respective knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 7, 2014

/s/ Shaun E. McAlmont
Shaun E. McAlmont
Chief Executive Officer

/s/ Brian Meyers
Brian Meyers
Acting Principal Financial Officer